Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

American Outdoor Brands Corporation

(413) 747-6284

lsharp@aob.com

American Outdoor Brands Corporation Reports

Third Quarter Fiscal 2020 Financial Results

SPRINGFIELD, Mass., March 5, 2020 — American Outdoor Brands Corporation (NASDAQ Global Select: AOBC), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced financial results for the third quarter fiscal 2020, ended January 31, 2020.

Third Quarter Fiscal 2020 Financial Highlights

•

Quarterly net sales were $166.7 million compared with $162.0 million for the third quarter last year, an increase of 2.9%. It should be noted that a change required by the Tax and Trade Bureau related to the timing of federal excise tax assessment within the company’s Firearms segment favorably impacted net sales in the quarter by $10.1 million. That change had no impact on gross margin dollars or operating expenses. Further details related to that change are outlined in the company’s Form 10-Q filed concurrently with this press release.

•

Gross margin for the quarter was 33.1% compared with 33.4% for the comparable quarter last year. Excluding the change required by the Tax and Trade Bureau related to the timing of federal excise tax assessment within the company’s Firearms segment, gross margin for the quarter would have been 35.3%, or an increase of 190 basis points over the comparable quarter last year.

•

Quarterly GAAP net income was $5.7 million, or $0.10 per diluted share, compared with a GAAP net loss of $5.7 million, or $(0.10) per diluted share, for the comparable quarter last year. Results for the comparable quarter last year included a $10.4 million, non-cash impairment of goodwill in our Outdoor Products & Accessories segment, which had a $(0.19) impact on basic and diluted earnings per share.

•

Quarterly non-GAAP net income was $6.9 million, or $0.13 per diluted share, compared with $8.9 million, or $0.16 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude a number of acquisition-related costs and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•

Quarterly non-GAAP Adjusted EBITDAS was $22.4 million, or 13.4% of net sales, compared with $24.4 million, or 15.0% of net sales, for the comparable quarter last year. Excluding the change required by the Tax and Trade Bureau related to the timing of federal excise tax assessment within the company’s Firearms segment, non-GAAP Adjusted EBITDAS for the quarter would have been 14.3%.

During the quarter, the company announced that its Board of Directors named Mark P. Smith and Brian D. Murphy as co-Presidents and co-Chief Executive Officers, following the separation of former President and CEO, James Debney. Smith was most recently President of the Manufacturing Services Division of the company, while Murphy was most recently President of the Outdoor Products & Accessories Division. The company also stated that it is proceeding with its previously announced plan to spin-off its outdoor products and accessories business as a tax-free stock dividend to its stockholders in the second half of calendar 2020, a transaction that will create two independent publicly traded companies: Smith & Wesson Brands, Inc. (the firearm business) and American Outdoor Brands, Inc. (the outdoor products and accessories business). The consummation of the spin-off is subject to final approval of the company’s Board of Directors, customary regulatory approvals, and tax and legal considerations.

Mark Smith, co-President and co-Chief Executive Officer, commented, “Third quarter revenue in our Firearms segment was favorably impacted by changes in the timing of our excise tax assessment, as well as the positive impact of our new M&P9 Shield EZ pistol, which is built for personal protection and every day carry, and was displayed at SHOT Show in January. That positive impact, however, was partially offset by lower than anticipated orders from certain strategic retailers across multiple product categories. We believe that consumer demand for handguns remained strong during the quarter, as reflected by adjusted National Instant Criminal Background Check System (“NICS”) background checks, but we also believe that demand was fulfilled with existing retail channel inventory of our handguns. Our revenue in long guns declined due to a reduction in our inventory by certain strategic retailers, decreased bundle promotions compared to the prior year, and close-out sales of discontinued products in the prior year.”

Brian Murphy, co-President and co-Chief Executive Officer, commented, “In our Outdoor Products & Accessories segment, third quarter revenue increased as a result of increased shooting, hunting, and cutlery product sales, driven by demand from several large national retailers and the success of our strategy with certain retail customers to normalize the cadence of ongoing replenishment orders. Point of sale data, which we collect from many of our larger customers, appears to indicate that our products in these categories remain popular with consumers as well. Revenue increases in the quarter were partially offset by reduced OEM sales of our laser sight products, bankruptcy and financial distress of certain customers, and the acceleration of one brick-and-mortar retailer’s private label strategy for camping accessories away from our branded survival products. Excluding the impact of these items, revenue would have increased approximately $3.3 million, or 7.9%, over the comparable quarter last year.“

Jeffrey D. Buchanan, Chief Financial Officer, commented, “During the third quarter, we successfully refinanced our revolving line of credit to extend the maturity out to October 2021, securing our ability to spin off our outdoor products and accessories business without obtaining additional bank approvals. Concurrent with the extension of the revolving line of credit, we repaid our term loan that was due in June 2020 and, in January, we called our Senior Notes that were due in August 2020, thereby extending the maturity of all of the company’s debt out to 2021. We ended our third fiscal quarter with $46.1 million in cash and $200.0 million in revolving debt.”

Financial Outlook

AMERICAN OUTDOOR BRANDS CORPORATION

NET SALES AND EARNINGS PER SHARE GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Range for the Three Months Ending April 30, 2020				Range for the Year Ending April 30, 2020
Net sales (in thousands)	$205,000		$215,000		$650,000	$660,000

GAAP income per share - diluted	$0.17		$0.21		$0.25	$0.29
Amortization of acquired intangible assets	0.09		0.09		0.35	0.35
Diode recall	—		—		(0.01)	(0.01)
CEO separation	0.03		0.03		(0.04)	(0.04)
Transition costs	0.12		0.12		0.17	0.17
Tax effect of non-GAAP adjustments	(0.07)		(0.07)		(0.14)	(0.14)

Non-GAAP income per share - diluted	$0.33	*	$0.37	*	$0.58	$0.62

*	Does not foot due to rounding.

The company is also providing full year revenue guidance for each of its business segments. Accordingly, the company expects full year revenue for its Firearms segment to be between $502.0 million and $507.0 million and full year revenue for its Outdoor Products & Accessories segment to be between $170.0 million and $175.0 million. The full year revenue estimate for the Firearms segment includes additional revenue of $34.0 million to $36.0 million as a result of the change in timing of the federal excise tax assessment noted above and further discussed in the company’s Form 10-Q filed concurrently with this press release. Intercompany eliminations are expected to be approximately $22.0 million. This guidance takes into account several factors, including expected impacts from the Coronavirus, all of which are outlined in the company’s Form 10-Q.

Conference Call and Webcast

The company will host a conference call and webcast today, March 5, 2020, to discuss its third quarter fiscal 2020 financial and operational results. Speakers on the conference call will include Brian Murphy, Co-President and Co-Chief Executive Officer, Mark Smith, Co-President and Co-Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (844) 309-6568 and reference conference identification number 6658749. No RSVP is necessary. The conference call audio webcast can also be accessed live on the company’s website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, the company considers and uses these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) transition costs, (iii) fair value inventory step-up expense, (iv) recall related expenses, (v) change in contingent consideration, (vi) goodwill impairment, (vii) CEO separation, (viii) acquisition related costs, (ix) the tax effect of non-GAAP adjustments, (x) net cash (used in)/provided by operating activities, (xi) net cash used in investing activities, (xii) interest expense, (xiii) income tax expense, (xiv) depreciation and amortization, and (xv) stock-based compensation expenses, ; and (2) the non-GAAP measures that exclude such information. The company presents these non-GAAP measures because it considers them an important supplemental measure of its performance. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP measures. The principal limitations of these measures are that they do not reflect the company’s actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands Corporation

American Outdoor Brands Corporation (NASDAQ Global Select: AOBC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun, long gun, and suppressor products sold under the iconic Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands, as well as provides forging, machining, and precision plastic injection molding services. AOB Outdoor Products & Accessories is an industry leading provider of shooting, reloading, gunsmithing and gun cleaning supplies, specialty tools and cutlery, and electro-optics products and technology for firearms. This segment produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; and LaserLyte. For more information on American Outdoor Brands Corporation, call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our expectation to complete the spin-off of our outdoor products and accessories business as a tax-free stock dividend to our stockholders in the second half of calendar 2020, thereby creating two independent, publicly traded companies: Smith & Wesson Brands, Inc. (the firearm business) and American Outdoor Brands, Inc. (the outdoor products and accessories business); our belief that point of sale data appears to indicate that our shooting, hunting, and cutlery products remain popular with consumers; our expectation of net sales, GAAP income per share – diluted, and non-GAAP income per share – diluted for the three months ending April 30, 2020 and for the year ending April 30, 2020; our expectation of full year revenue for the Firearms segment and the Outdoor Products & Accessories segment; our expectation of intercompany eliminations; and our belief that the presentation of non-GAAP measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; impacts from the Coronavirus; our competitive environment; the supply, availability, and costs of raw materials and components; the impact of protectionist tariffs and trade wars; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; the completion of our proposed spin-off and the operations and performance of the two separate companies thereafter; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 630,000 square foot Logistics & Customer Services facility in Missouri; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	January 31, 2020	April 30, 2019
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$46,101	$41,015
Accounts receivable, net of allowance for doubtful accounts of $2,010 on January 31, 2020 and $1,899 on April 30, 2019	101,822	84,907
Inventories	201,536	163,770
Prepaid expenses and other current assets	9,575	6,528
Income tax receivable	4,749	2,464

Total current assets	363,783	298,684

Property, plant, and equipment, net	164,341	183,268
Intangibles, net	78,346	91,840
Goodwill	182,267	182,269
Other assets	19,410	10,728

	$808,147	$766,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,843	$35,584
Accrued expenses and deferred revenue	43,131	39,322
Accrued payroll and incentives	14,189	21,473
Accrued income taxes	265	175
Accrued profit sharing	1,699	2,830
Accrued warranty	4,208	5,599
Current portion of notes and loans payable	—	6,300

Total current liabilities	95,335	111,283
Deferred income taxes	9,595	9,776
Notes and loans payable, net of current portion	199,034	149,434
Finance lease payable, net of current portion	40,202	45,400
Other non-current liabilities	13,482	6,452

Total liabilities	357,648	322,345

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 73,234,996 issued and 55,068,134 shares outstanding on January 31, 2020 and 72,863,624 shares issued and 54,696,762 shares outstanding on April 30, 2019	73	73
Additional paid-in capital	264,866	263,180
Retained earnings	407,862	402,946
Accumulated other comprehensive income	73	620
Treasury stock, at cost (18,166,862 shares on January 31, 2020 and April 30, 2019)	(222,375)	(222,375)

Total stockholders’ equity	450,499	444,444

	$808,147	$766,789

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2020	January 31, 2019	January 31, 2020	January 31, 2019
	(Unaudited)
	(In thousands, except per share data)
Net sales	$166,695	$162,008	$444,753	$462,544
Cost of sales	111,492	107,949	291,390	299,677

Gross profit	55,203	54,059	153,363	162,867

Operating expenses:
Research and development	3,192	3,297	9,410	9,358
Selling, marketing, and distribution	19,294	15,373	55,419	42,279
General and administrative	21,810	27,026	71,601	78,065
Goodwill Impairment	—	10,396	—	10,396

Total operating expenses	44,296	56,092	136,430	140,098

Operating income	10,907	(2,033)	16,933	22,769

Other (expense)/income, net:
Other income, net	(18)	47	73	38
Interest expense, net	(2,885)	(2,548)	(8,551)	(6,822)

Total other (expense), net	(2,903)	(2,501)	(8,478)	(6,784)

Income from operations before income taxes	8,004	(4,534)	8,455	15,985
Income tax expense	2,273	1,191	3,539	7,399

Net Income/(loss)	$5,731	$(5,725)	$4,916	$8,586
Net Income/(loss) per share:
Basic	$0.10	$(0.10)	$0.09	$0.16

Diluted	$0.10	$(0.10)	$0.09	$0.16

Weighted average number of common shares outstanding:
Basic	55,064	54,544	54,919	54,444
Diluted	55,744	54,544	55,641	55,132

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	January 31, 2020	January 31, 2019
	(In thousands)
Cash flows from operating activities:
Net income	$4,916	$8,586
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation and amortization	41,083	39,624
Loss/(gain) on sale/disposition of assets	780	(1,033)
Provision for losses on notes and accounts receivable	551	832
Goodwill impairment	—	10,396
Deferred income taxes	(18)	(1,519)
Change in fair value of contingent consideration	100	(60)
Stock-based compensation expense	1,344	6,070
Changes in operating assets and liabilities:
Accounts receivable	(17,466)	(19,347)
Inventories	(37,766)	(20,186)
Prepaid expenses and other current assets	(3,047)	(591)
Income taxes	(2,195)	1,146
Accounts payable	(3,610)	664
Accrued payroll and incentives	(7,284)	5,815
Accrued profit sharing	(1,131)	297
Accrued expenses and deferred revenue	529	(8,532)
Accrued warranty	(1,391)	(1,550)
Other assets	2,429	10
Other non-current liabilities	(2,865)	123

Net cash (used in)/provided by operating activities	(25,041)	20,745

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(1,791)
Payments to acquire patents and software	(551)	(355)
Proceeds from sale of property and equipment	—	1,223
Payments to acquire property and equipment	(11,751)	(25,989)

Net cash used in investing activities	(12,302)	(26,912)

Cash flows from financing activities:
Proceeds from loans and notes payable	228,225	50,000
Payments on finance lease obligation	(875)	(1,025)
Cash paid for debt issuance costs	(663)	—
Payments on notes and loans payable	(184,600)	(54,725)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	936	1,158
Payment of employee withholding tax related to restricted stock units	(594)	(631)

Net cash provided by/(used in) financing activities	42,429	(5,223)

Net increase/(decrease) in cash and cash equivalents	5,086	(11,390)
Cash and cash equivalents, beginning of period	41,015	48,860

Cash and cash equivalents, end of period	$46,101	$37,470

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$8,422	$5,554
Income taxes	$5,755	$6,885

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	January 31, 2020		January 31, 2019		January 31, 2020		January 31, 2019
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$55,203	33.1%	$54,059	33.4%	$153,363	34.5%	$162,867	35.2%
Diode recall	(180)	-0.1%	—	—	(769)	-0.2%	—	—
Fair value inventory step-up	—	—	92	0.1%	—	—	362	0.1%
Transition costs	—	—	—	—	872	0.2%	—	—

Non-GAAP gross profit	$55,023	33.0%	$54,151	33.4%	$153,466	34.5%	$163,229	35.3%

GAAP operating expenses	$44,296	26.6%	$56,092	34.6%	$136,430	30.7%	$140,098	30.3%
Amortization of acquired intangible assets	(4,697)	-2.8%	(5,445)	-3.4%	(14,242)	-3.2%	(16,335)	-3.5%
Goodwill impairment	—	—	(10,396)	-6.4%	—	—	(10,396)	-2.2%
Transition costs	(990)	-0.6%	(369)	-0.2%	(1,889)	-0.4%	(751)	-0.2%
CEO separation	3,844	2.3%	—	—	3,844	0.9%	—	—
Acquisition-related costs	—	—	(6)	0.0%	—	—	(6)	0.0%

Non-GAAP operating expenses	$42,453	25.5%	$39,876	24.6%	$124,143	27.9%	$112,610	24.3%

GAAP operating income	$10,907	6.5%	$(2,033)	-1.3%	$16,933	3.8%	$22,769	4.9%
Fair value inventory step-up	—	—	92	0.1%	—	—	362	0.1%
Diode recall	(180)	-0.1%	—	—	(769)	-0.2%	—	—
Amortization of acquired intangible assets	4,697	2.8%	5,445	3.4%	14,242	3.2%	16,335	3.5%
Goodwill impairment	—	—	10,396	6.4%	—	—	10,396	2.2%
Transition costs	990	0.6%	369	0.2%	2,761	0.6%	751	0.2%
CEO separation	(3,844)	-2.3%	—	—	(3,844)	-0.9%	—	—
Acquisition-related costs	—	—	6	0.0%	—	—	6	0.0%

Non-GAAP operating income	$12,570	7.5%	$14,275	8.8%	$29,323	6.6%	$50,619	10.9%

GAAP net income/(loss)	$5,731	3.4%	$(5,725)	-3.5%	$4,916	1.1%	$8,586	1.9%
Fair value inventory step-up	—	—	92	0.1%	—	—	362	0.1%
Amortization of acquired intangible assets	4,697	2.8%	5,445	3.4%	14,242	3.2%	16,335	3.5%
Goodwill impairment	—	—	10,396	6.4%	—	—	10,396	2.2%
Diode recall	(180)	-0.1%	—	—	(769)	-0.2%	—	—
Transition costs	990	0.6%	369	0.2%	2,761	0.6%	751	0.2%
CEO separation	(3,844)	-2.3%	—	—	(3,844)	-0.9%	—	—
Acquisition-related costs	—	—	6	0.0%	—	—	6	0.0%
Change in contingent consideration	—	—	(60)	0.0%	(100)	0.0%	(60)	0.0%
Tax effect of non-GAAP adjustments	(449)	-0.3%	(1,580)	-1.0%	(3,318)	-0.7%	(4,696)	-1.0%

Non-GAAP net income	$6,945	4.2%	$8,943	5.5%	$13,888	3.1%	$31,680	6.8%

GAAP net income/(loss) per share - diluted	$0.10		$(0.10)		$0.09		$0.16
Fair value inventory step-up	—		—		—		0.01
Amortization of acquired intangible assets	0.08		0.10		0.26		0.30
Goodwill impairment	—		0.19		—		0.19
Diode recall	—		—		(0.01)		—
Transition costs	0.02		0.01		0.05		0.01
CEO separation	(0.07)		—		(0.07)		—
Tax effect of non-GAAP adjustments	(0.01)		(0.03)		(0.06)		(0.09)

Non-GAAP net income per share - diluted (a)	$0.13		$0.16		$0.25		$0.57

(a)	Non-GAAP net income per share does not foot due to rounding.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET OPERATING CASH FLOW TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2020	January 31, 2019	January 31, 2020	January 31, 2019
Net cash provided by/(used in) operating activities	$9,565	$11,694	$(25,041)	$20,745
Net cash used in investing activities	(2,934)	(8,323)	(12,302)	(26,912)
Acquisition of businesses, net of cash acquired	—	1,791	—	1,791

Free cash flow	$6,631	$5,162	$(37,343)	$(4,376)

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2020	January 31, 2019	January 31, 2020	January 31, 2019
GAAP net income/(loss)	$5,731	$(5,725)	$4,916	$8,586
Interest expense	2,869	2,661	8,898	7,043
Income tax expense	2,273	1,191	3,539	7,399
Depreciation and amortization	12,761	13,303	40,539	38,863
Stock-based compensation expense	1,762	2,118	4,778	6,070
Impairment of long-lived tangible assets	—	10,396	—	10,396
Fair value inventory step-up	—	92	—	362
Acquisition-related costs	—	6	—	6
Transition costs	990	369	2,761	751
CEO separation	(3,844)	—	(3,844)	—
Diode recall	(180)	—	(769)	—
Change in contingent consideration	—	(60)	(100)	(60)

Non-GAAP Adjusted EBITDAS	$22,362	$24,351	$60,718	$79,416